EXHIBIT 11


                             JOINT FILING AGREEMENT

      In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Dated:  April 7, 2008

                                          STC INVESTMENT HOLDINGS LLC

                                          By:   /s/  Michael J. Levitt
                                               ---------------------------------
                                          Name:    Michael J. Levitt
                                          Title:   Chief Investment Officer


                                          STONE TOWER OPERATING LP

                                          By:   STONE TOWER CAPITAL LLC, as
                                                General Partner

                                          By:   /s/  Michael J. Levitt
                                               ---------------------------------
                                          Name:    Michael J. Levitt
                                          Title:   Chairman and Chief Investment
                                                   Officer


                                          STONE TOWER CAPITAL LLC

                                          By:   /s/  Michael J. Levitt
                                               ---------------------------------
                                          Name:    Michael J. Levitt
                                          Title:   Chairman and Chief Investment
                                                   Officer


                                          By:   /s/  Michael J. Levitt
                                               ---------------------------------
                                                   Michael J. Levitt